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                                                                    EXHIBIT 23.2


                 CONSENT OF PERSON NAMED TO BECOME A DIRECTOR

     Pursuant to Rule 438 under the Securities Act of 1933, as amended (the "Act"), I hereby consent to the use of my name and any references to me as a person nominated to become a director of Dril-Quip, Inc., a Delaware corporation (the "Company"), in the Prospectus constituting a part of the Registration Statement on Form S-1 which has been filed by the Company pursuant to Rule 462(b) with the Securities and Exchange Commission pursuant to the Act.

     Dated:  October 22, 1997


                              JAMES M. ALEXANDER